UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934
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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement
DEVVSTREAM CORP.
(Name of Registrant as Specified in Its Charter)
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DEVVSTREAM CORP.

2108 N St., Suite 4254
Sacramento, California 95816

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF
THE MATTERS DESCRIBED HEREIN.
Dear Shareholders:
This information statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the holders of record of the Common Shares, no par value, of DevvStream Corp., a company existing under the Laws of the Province of Alberta, Canada (“New PubCo”, the “Company”, “our company”, “we” or “us”) on or about June 23, 2025 (the “Mailing Date”). Only Shareholders of record as of the close of business on the Effective Date are entitled to receive this Information Statement.
The purpose of this notice and the accompanying Information Statement is to notify you that, in connection with the Company’s previously disclosed transactions with Helena Global Investment Opportunities I Ltd. (“Helena”) the holders of a majority of the Company’s Common Shares executed a written consent in lieu of a meeting of Shareholders (the “Shareholder Consent”), which approved, solely for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 20% or more of the Company’s issued and outstanding Common Shares as of the proposed Consummation Date, pursuant to the terms of the purchase agreement entered into with Helena, dated October 29, 2024 (the “ELOC Agreement”), including commitment fee shares issued or issuable to Helena (the “ELOC Issuance Proposal”). The Shareholder consent approving the ELOC Issuance Proposal (the “ELOC Approval”) was executed to become effective on June 12, 2025 (the “Effective Date”), in connection with the ELOC Agreement.
In accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and the rules promulgated by the SEC thereunder, the Information Statement is being furnished to our Shareholders solely for the purpose of informing our Shareholders of the corporate actions taken in the ELOC Approval, which the Company expects will be consummated through the issuance of shares to Helena on or about July 14, 2025 (the “Consummation Date”), which date represents the twentieth (20th) calendar day after the Mailing Date.
June 23, 2025

By order of the Board,

/s/ Carl Stanton
Carl Stanton Chairman of the Board

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ABOUT THIS INFORMATION STATEMENT
Unless the context indicates otherwise, references in this Information Statement to “we”, “us,” “our,” “New PubCo”, “the Company”, “our company” and similar terms refer to DevvStream Corp. (formerly known as Focus Impact Acquisition Corp.), an Alberta company, and its consolidated subsidiaries. References to the “Business Combination” refer collectively to the transactions completed on November 6, 2024 between Focus Impact Acquisition Corp., our predecessor company (“FIAC”), with DevvStream Holdings Inc., a company existing under the Laws of the Province of British Columbia (“DevvStream”), pursuant to the Business Combination Agreement dated as of September 12, 2023 (as amended by Amendment No. 1 to the Business Combination Agreement dated May 1, 2024, as further amended by Amendment No. 2 to the Business Combination Agreement dated August 10, 2024, and as further amended by Amendment No. 3 to the Business Combination Agreement dated October 29, 2024, the “Business Combination Agreement”), by and among FIAC, Focus Impact Amalco Sub Ltd. (“Amalco Sub”) and DevvStream.
This Information Statement (the “Information Statement”) is being furnished to the Company’s Shareholders of record as of the Effective Date in the manner required by Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is being furnished to notify Shareholders of the actions taken by written consent of a majority of the Company’s Shareholders (the “Majority Shareholders”).
As of the Effective Date and in connection with the Company’s previously disclosed transactions with Helena Global Investment Opportunities I Ltd. (“Helena”), the Majority Shareholders executed a written consent in lieu of a meeting of Shareholders (the “Shareholder Consent”), which approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 20% or more of the Company’s issued and outstanding Common Shares, pursuant to the terms of the purchase agreement entered into with Helena, dated October 29, 2024 (the “ELOC Agreement”), including commitment fee shares issued or issuable to Helena (the “ELOC Issuance Proposal”). The Shareholder Consent approving the ELOC Issuance Proposal (the “ELOC Approval”) was executed on June 12, 2025, in connection with the ELOC Agreement.
The Shareholder Consent approving the ELOC Issuance Proposal was taken solely to comply with Nasdaq listing requirements. The Company’s Common Shares are listed on the Nasdaq Stock Market LLC (“Nasdaq”) and the Company is subject to Nasdaq’s rules and regulations, including Nasdaq Listing Rule 5635(d), which requires shareholder approval prior to the issuance of securities in a transaction (other than a public offering) of Common Shares (or securities convertible into or exercisable for Common Shares) equal to 20% or more of the outstanding Common Shares or 20% or more of the voting power of a company for a purchase price that is lower than (a) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of a binding agreement, or (b) the average Nasdaq Official Closing Price of the Common Shares (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (such lower amount, the “Minimum Price”).
On June 4, 2025, the Company’s board of directors (the “Board”) adopted resolutions approving the ELOC Issuance Proposal, and the transactions contemplated thereby. In connection with the adoption of these resolutions, the Board had been informed that the Majority Shareholders were in favor of the transactions and would enter into the ELOC Approval. Thereafter, the Majority Shareholders executed the ELOC Approval.
Prior to the date of this Information Statement, the Company has issued Common Shares to Helena under the ELOC Agreement in reliance upon its ability to sell up to 19.99% of its outstanding shares without shareholder approval. All such prior issuances were within this 19.99% limit. The ELOC Approval, the form of which is provided herewith as Appendix A, authorizes the Company to issue, from time to time and in such increments as management deems prudent, the maximum amount of shares available for issuance to Helena in accordance with the terms of the ELOC Agreement. As a result, all future issuances of Common Shares to Helena under the ELOC Agreement will continue to be in full compliance with Nasdaq Listing Rule 5635(d).
Accordingly, all necessary corporate approvals in connection with the transactions have been obtained and this Information Statement is being furnished to Shareholders solely for purposes of informing the Shareholders of the actions in the manner required under the Exchange Act.
The Company knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of the Company’s issued and outstanding voting securities.

Available Information
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of documents filed by us with the SEC are also available from us without charge, upon oral or written request to our Secretary, who can be contacted at the corporate address and telephone number set forth in this Information Statement. Our website address is https://www.devvstream.com The information on, or that may be accessed through, our websites not incorporated by reference into this Information Statement and should not be considered a part of this Information Statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Information Statement contains statements that constitute forward-looking statements which are subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Some of the statements in this Information Statement constitute forward-looking statements because they relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our industry, our beliefs and our assumptions. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.
Actual performance or results could differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:
•	the Company’s ability to recognize the expected benefits of the Business Combination;
•	changes in the market price of Common Shares;
•	the ability of the Company, to maintain the listing of the Common Shares on Nasdaq;
•	future financial performance;
•	the impact from the outcome of any known and unknown litigation;
•	the ability of the Company to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;
•	expectations regarding future expenditures of the Company;
•	the future mix of revenue and effect on gross margins of the Company;
•	changes in interest rates, rates of inflation, carbon credit prices and trends in the markets in which we operate;
•	the attraction and retention of qualified directors, officers, employees and key personnel;
•	the ability of the Company to compete effectively in a competitive industry;
•	the ability to protect and enhance the Company’s corporate reputation and brand;
•
future development activities, including, but not limited to, acquiring interests in carbon reduction projects and carbon credits and the development of software and technological applications to carbon credit projects and carbon credits;

•	expectations concerning the relationships and actions of the Company and its affiliates with third parties;
•	the impact from future regulatory, judicial and legislative changes in the Company’s industry;
•	the ability to locate and acquire complementary products or product candidates and integrate those into the Company’s business;
•	future arrangements with, or investments in, other entities or associations;
•	intense competition and competitive pressures from other companies in the industries in which the Company will operate; and
•	the volatility of the market price and liquidity or trading of the securities of the Company.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaim any obligation to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this proxy statement, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company.

THE HELENA COMMITTED EQUITY FACILITY

The ELOC Agreement
On October 29, 2024, FIAC entered into that certain equity line of credit purchase agreement with Helena Global Investment Opportunities I Ltd. (“Helena”) and the Sponsor (the “ELOC Agreement”). Pursuant to the ELOC Agreement, the Company has the right to issue and to sell to Helena from time to time, as provided in the ELOC Agreement, up to $40,000,000 (the “Commitment Amount”) of Company’s Common Shares following the closing of the Business Combination and the effectiveness of a registration statement registering the Common Shares being sold under the ELOC Agreement (the “Registration Statement”), and subject to the conditions set forth therein. The Registration Statement on Form S-1 (No. 333- 285728) was filed on March 12, 2025 and declared effective by the SEC on March14, 2025. The Registration Statement registered 114,968,270 shares for resale by Helena, As of May 30, 2025, 4,962,000 Common Shares have been issued to Helena.
Specifically, pursuant to the ELOC Agreement, the Company may require that Helena purchase Common Shares from the Company by delivering one or more advance notices to Helena setting forth, in each advance notice, the amount of the advance it is requesting, which amount many not exceed an amount equal to lesser of (i) one hundred percent (100%) of the average of the daily value traded of the Common Shares over the ten (10) trading days immediately preceding such advance notice, and (ii) eight million United States Dollars ($8,000,000).
Promptly after receipt of an advance notice (and, in any event, not later than one (1) trading day after such receipt), the Company is required to issue to Helena all the Common Shares purchased Helena pursuant to such advance. The purchase price for the Common Shares so purchased by Helena pursuant to an advance notice is the lowest intraday sale price for the Common Shares during the three (3) trading days commencing on the date of Helena’s receipt of the Common Shares relating to such advance.
Because the per share purchase price that Helena will pay for Common Shares in connection with any advance notice we have elected to deliver to Helena pursuant to the ELOC Agreement will be determined by reference to the lowest intraday sale price for the Common Shares during the three (3) trading days commencing on the date of Helena’s receipt of the Common Shares relating to such advance, as of the date of this prospectus, we cannot determine the actual purchase price per share that Helena will be required to pay for any Common Shares that we may elect to sell to Helena under the ELOC Agreement and, therefore, we cannot be certain how many Common Shares, in the aggregate, we may issue and sell to Helena under the ELOC Agreement.
We control the timing and amount of any sales of Common Shares to Helena that we may elect, in our sole discretion, to effect from time to time from and after the commencement date of the ELOC Agreement and during the term of the ELOC Agreement. Actual sales of Common Shares to Helena under the ELOC Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the Common Share and determinations by us as to the appropriate sources of funding for our business and operations.
The right of the Company to deliver an advance notice and the obligations of Helena hereunder with respect to an advance notice are subject to the following terms:
1.	the accuracy of the Company’s representations and warranties in the ELOC Agreement;
2.	there is an effective Registration Statement pursuant to which Helena is permitted to utilize the prospectus thereunder to resell the Common Shares purchased by Helena;
3.
the Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Common Shares issuable pursuant to such advance notice, or shall have the availability of exemptions therefrom;

4.	no material adverse effect shall have occurred or be continuing;
5.
the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the ELOC Agreement to be performed, satisfied or complied with by the Company including, without limitation, the delivery of all Common Shares issuable pursuant to all previously delivered advance notices;

6.
no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by the ELOC Agreement;

7.	the Common Shares are quoted for trading on the Nasdaq and all of the Common Shares issuable pursuant to such advance notice are listed or quoted for trading on the Nasdaq;
8.	the Company shall not have received any written notice that is then still pending threatening the continued quotation of the Common Shares on the Nasdaq;
9.	the Business Combination shall have occurred;
10.	unless waived by Helena, the Company shall not then be party to any variable rate transaction; and
11.	there shall be a sufficient number of authorized but unissued and otherwise unreserved Common Shares for the issuance of all of the shares issuable pursuant to such advance notice.
Furthermore, the Company does not have the right to deliver an advance notice if any of the following occur:
a.
the Company breaches any representation or warranty in any material respect, or breaches any covenant or other term or condition under the ELOC Agreement or the related registration rights agreement in any material respect, and except in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least three (3) consecutive business days;

b.	if any person commences a proceeding against the Company pursuant to or within the meaning of any bankruptcy law for so long as such proceeding is not dismissed;
c.
if the Company is at any time insolvent, or, pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or (v) the Company is generally unable to pay its debts as the same become due;

d.
a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against the Company in an involuntary case, (ii) appoints a custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any subsidiary for so long as such order, decree or similar action remains in effect; or

e.	if at any time the Company is not eligible or is unable to transfer its Common Shares to Helena.
Unless earlier terminated pursuant to the ELOC Agreement, the ELOC Agreement terminates automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the date thereof or (ii) the date on which Helena has made payment all advances pursuant to the ELOC Agreement for Common Shares equal to the Commitment Amount. The Company may terminate the ELOC Agreement effective upon five trading days’ prior written notice to Helena provided that (i) there are no outstanding advance notices, the Common Shares in respect of which has yet to be issued, and (ii) the Company has paid all amounts owed to Helena pursuant to the ELOC Agreement. The ELOC Agreement may be terminated at a time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.
The Company anticipates delivering advance notices under the ELOC Agreement, subject to market conditions, and in light of its capital needs, from time to time and under the limitations contained in the ELOC Agreement. Any proceeds that the Company receives under the ELOC Agreement are expected to be used for working capital and general corporate purposes.
As a commitment fee in connection with the execution of the ELOC Agreement, the Sponsor transferred 859,816 Sponsor Shares to Helena. Additionally, in connection with the execution of the ELOC Agreement, the Company issued 515,889 Common Shares to Helena. Further, following the closing of the Business Combination and promptly following the effectiveness of the Registration Statement, the Company issued to Helena an amount of Common Shares equal to $125,000 divided by the greater of (i) the lowest one day VWAP during the five trading days immediately preceding the effectiveness date of such Registration Statement and (ii) $0.75.

The ELOC Agreement contain customary representations, warranties, conditions, and indemnification obligations of the parties. A copy of the agreement has been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.
The number of shares of Common Shares ultimately offered for resale by Helena is dependent upon the number of shares of Common Shares, if any, we elect to sell to Helena under the ELOC Agreement.

APPROVAL OF THE ELOC ISSUANCE PROPOSAL
Exchange Cap
In no event may the number of Common Shares issuable to Helena pursuant to an advance cause the aggregate number of shares beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by Helena and its affiliates as a result of previous issuances and sales of Common Shares to Helena under the ELOC Agreement to exceed 9.99% of the then outstanding Common Shares (the “Beneficial Ownership Limitation”). Additionally, the Company may not affect any sales under the ELOC Agreement and Helena will have no obligation to purchase Common Shares under the ELOC Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under the ELOC Agreement would exceed 19.99% of the outstanding shares of Common Shares following the closing of the Business Combination Agreement (the “Exchange Cap”); provided further that, the Exchange Cap will not apply if the Company’s shareholders have approved issuances in excess of the Exchange Cap in accordance with the rules of the Nasdaq.
Nasdaq Rules
As described above, our Common Shares are listed on Nasdaq, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635(d). Pursuant to Nasdaq Listing Rule 5635(d), if an issuer intends to issue securities in a transaction not involving a registered public offering which could result in the issuance of 20% or more of the issued and outstanding shares of the issuer’s Common Shares on a pre-transaction basis for less than the Minimum Price for such stock, the issuer generally must obtain the prior approval of its shareholders. The potential issuance of shares of Common Shares issuable pursuant to the terms of the ELOC Agreement could result in the issuance of a number of shares exceeding the threshold and pricing for which shareholder approval is required under Nasdaq Rule 5635(d). To ensure compliance with Nasdaq Rule 5635(d), the Majority Shareholders approved the ELOC Issuance Proposal.
Prior to the date of this Information Statement, the Company has issued Common Shares to Helena under the ELOC Agreement in reliance upon its ability to sell up to 19.99% of its outstanding shares without shareholder approval. All such prior issuances were within this 19.99% limit. The ELOC Approval, the form of which is provided herewith as Appendix A, authorizes the Company to issue, from time to time and in such increments as management deems prudent, the maximum amount of shares available for issuance to Helena in accordance with the terms of the ELOC Agreement. As a result, all future issuances of Common Shares to Helena under the ELOC Agreement will continue to be in full compliance with Nasdaq Listing Rule 5635(d).
Effect of the Issuances on Existing Shareholders
The issuance of securities in connection with the ELOC Agreement will have a dilutive effect on the Company’s existing shareholders. Such issuances will reduce each existing shareholder’s proportionate ownership in the Company’s Common Shares and reduce the voting power of the existing shareholders. Such issuances could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. In addition, there will be a greater number of shares of the Company’s Common Shares eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of the Company’s Common Shares.
Shareholder Approval
The approval of the ELOC Issuance Proposal, including for purposes of Nasdaq Listing Rule 5635(d), required the affirmative approval of a majority of the holders of the outstanding shares of the Company’s Common Shares that were entitled to approve the ELOC Issuance Proposal.
As of the Effective Date, the Company had 33,461,734 shares of Common Shares issued and outstanding and the Majority Shareholders held 17,092,734 shares of Common Shares as of the ELOC Approval Effective Date, representing approximately 51.08% of the voting power of all shares of the Company’s Common Shares. The Majority Shareholders approved the ELOC Issuance Proposal upon execution of the ELOC Approval on June 12, 2025. The Form of the ELOC Approval executed by the Majority Shareholders is provided herewith as Appendix A.
This Information Statement is first being mailed on or about June 23, 2025 to the Company’s shareholders of record as of the Effective Date. The Company intends to close the first issuance pursuant to the ELOC Approval on or about July 14, 2025, or approximately 20 days after we mail this Information Statement.

INTERESTS OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON
None of our officers and directors, nor any of their affiliates, have any interest in the Shareholder Approval Matters described in this Information Statement except in their capacity as holders of our Common Shares (which interest does not differ from that of the other holders of our Common Shares).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of the Company’s Common Shares as of May 30, 2025:
•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s issued and outstanding common shares;
•	each of Company’s executive officers and directors; and
•	all of the Company’s executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options and warrants, within 60 days. Shares subject to options or warrants that are currently exercisable or exercisable within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to the Company. The Company believes that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of the directors and executive officers of the Company is 2108 N St., Suite 4254 Sacramento, CA 95816. The percentage of beneficial ownership of the Company is calculated based on 33,461,734 Common Shares issued and outstanding.

Name and Address of Beneficial Owners	Number of Common Shares	% of Total Voting Power
Wray Thorn(8)	—	—
Carl Stanton(8)	—	—
Sunny Trinh(1)	1,029,677	2.99%
Stephen Kukucha(2)	64,991	*
Chris Merkel(3)	44,798	*
David Goertz(4)	24,188	*
Michael Max Buhler(5)	32,116	*
Jamila Piracci(6)	38,998	*
All directors and officers as a group (nine individuals)	1,234,768	3.59%
Five Percent Holders:
Devvio, Inc.(7)	7,176,424	21.41%
Focus Impact Sponsor, LLC(8)	19,888,147	41.63%
Crestmont Investments LLC(9)	2,000,000	5.98%

*	Less than 1%
1.
Consists of 887,015 restricted stock units granted on December 24, 2021 and March 14, 2022. 10% of the restricted stock units vested on January 17, 2023, and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. Also consists of 39,319 restricted stock units granted on July 30, 2024. 10% of the restricted stock units vest on the six-month anniversary of the grant date and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. Also, consists of 305,867 restricted stock units granted on March 26, 2025. 214,107 restricted stock units vested on the grant date, a further 45,880 restricted stock units vest on July 17, 2025 and January 17, 2026. Each restricted stock unit represents the right to receive, at settlement, one Common Share.

2.
Consists of 45,880 stock options granted on March 1, 2022 and of 30,586 options granted on October 14, 2022. 10% of the options vested on January 17, 2023 and 15% of the options vest every six months thereafter.

3.
Consists of 45,880 restricted stock units granted on December 24, 2021. 10% of the restricted stock units vested on January 17, 2023 and 15% of the restricted stock units vest every six months thereafter. Also consists of 23,206 restricted stock units granted on July 30, 2024. 10% of the restricted stock units vest on the six-month anniversary of the grant date and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. Each restricted stock unit represents the right to receive, at settlement, one Common Share. Also, consists of 350,000 stock options granted on March 26, 2025. 33.3% of the options vest on the one year anniversary of the grant, 2.78% vest each month thereafter for a period of 36 months.

4.
Consists of 30,586 restricted stock units granted on December 24, 2021. 10% of the restricted stock units vested on January 17, 2023 and 15% of the restricted stock units vest every six months thereafter. These restricted stock units were granted to DJG Enterprises Inc.

(“DJG”). Mr. Goertz is the sole director of DJG and as a result, may be deemed to indirectly beneficially own the common shares issuable upon exercise of the restricted stock units that are directly beneficially owned by DJG. Mr. Goertz disclaims beneficial ownership other than to the extent of any pecuniary interest he may have therein. The business address of DJG is 1500 - 1140 West Pender Street, BC V6E 4G1. Also consists of 27,769 restricted stock units granted on July 30, 2024. 10% of the restricted stock units vest on the six month anniversary of the grant date and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. Each restricted stock unit represents the right to receive, at settlement, one Common Share. Also, consists of 50,000 stock options granted on March 26, 2025. 33.3% of the options vest on the one year anniversary of the grant, 2.78% vest each month thereafter for a period of 36 months.
5.	Consists of 45,880 stock options granted on May 15, 2023. 10% of the options vested on May 15, 2023 and 15% of the options vest every six months thereafter.
6.	Consists of 45,880 stock options granted on October 14, 2022. 10% of the options vested on January 17, 2023 and 15% of the options vest every six months thereafter.
7.
Consists of (i) 7,111,428 common shares issued to Devvio, Inc. (“Devvio”) in exchange for multiple voting company shares of DevvStream in connection with the closing of the Business Combination and (ii) 76,467 stock options granted on January 17, 2022. 10% of the options vested on January 17, 2023 and 15% of the options vest every six months thereafter. The business address of Devvio is 6300 Riverside Plaza Ln NW, Suite 100, Albuquerque, NM 87120.

8.
Consist of (i) 5,572,900 Common Shares held of record by Focus Impact Sponsor, LLC, the reporting person, (ii) 10,855,040 Common Shares issuable upon the exercise for cash of 11,200,000 private placement warrants held by the reporting person, each whole warrant is exercisable for 0.9692 Common Shares upon payment of $1.52 per share or can be exercised on a cashless basis (the “Private Placement Warrants”), as further described in the warrant agreement, dated November 1, 2021, by and between the Company (as successor of Focus Impact Acquisition Corp.) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), and (iii) 3,460,207 Common Shares issuable upon the conversion of $3,000,000 of the principal amount outstanding under Convertible Notes (as defined below) at a floor price of $0.867 per share (subject to adjustment and assuming no conversion of any unpaid and accrued interest under the Convertible Notes). The $3,000,000 of 5.3% convertible notes issued to the reporting person on November 13, 2024 have a maturity date that is 2 years from November 13, 2024 (the “Convertible Notes”). The $3,000,000 principal loan amount and any additional accrued and unpaid interest under the Convertible Notes are convertible into Common Shares at a 25% discount to the issuer's 20-day volume weighted average share price, subject to a floor price of $0.867 per share. The reporting person, Focus Impact Sponsor, LLC, is controlled by a four-member board of managers composed of Carl Stanton, Ernest Lyles, Howard Sanders and Wray Thorn. Each manager has one vote, and the approval of a majority of the managers is required to approve an action of the reporting person. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity's securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity's securities. This is the situation with regard to the reporting person. Based upon the foregoing analysis, no individual manager of the reporting person exercises voting or dispositive control over any of the securities held by the reporting person, even those in which such manager holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such securities. The business address of the reporting person is 1345 Avenue of the Americas, 33rd Floor, New York, New York, 10105. sec.gov/Archives/edgar/data/1854480/000114036125004334/xslSCHEDULE_13G_X01/primary_doc.xml

9.
Represents Common Shares owned by Crestmont Investments LLC. Mr. David Beach is the majority owner of Crestmont. As a result, Mr. Beach may be deemed to beneficially own the 2,000,000 Common Shares of the Issuer owned by Crestmont. The address and principal business office of the Reporting Persons is 745 Fifth Avenue, Suite 500, New York, NY 10151.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
Regulations regarding the delivery of copies of information statements to shareholders permit us, banks, brokerage firms and other nominees to send one information statement to multiple shareholders who share the same address under certain circumstances. This practice is known as “householding.” Shareholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a shareholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the shareholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a shareholder wishes to receive a separate information statement, we will promptly deliver a separate copy to such shareholder that contacts us at 2108 N St., Suite 4254, Sacramento, California 95816 (647) 689-6041. Any shareholders of record sharing an address who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household in the future should also contact the Company’s Secretary by mail or telephone as instructed above. Any shareholders sharing an address whose shares of our Common Shares are held by a bank, broker or other nominee who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of documents filed by us with the SEC are also available from us without charge, upon oral or written request to our Secretary, who can be contacted at 2108 N St., Suite 4254, Sacramento, California 95816 (647) 689-6041. Our website address is https://www.devvstream.com. Information on, or that may be accessed through, our websites is not incorporated by reference into this Information Statement and should not be considered a part of this Information Statement.

APPENDIX A
ACTION BY WRITTEN CONSENT OF THE SIGNING SHAREHOLDERS
OF
DEVVSTREAM CORP.
The undersigned, being the holder of voting common shares of DevvStream Corp., a company existing under the Laws of the Province of Alberta, Canada (the “Company”), hereby adopts the following resolutions by written consent and without a meeting:
WHEREAS, the Company has previously entered into that certain equity line of credit purchase agreement with Helena Global Investment Opportunities I Ltd. (“Investor”) and the Sponsor dated October 29, 2024 (the “Equity Line Agreement”) pursuant to which Agreement the Company has the right to issue and to sell to Helena from time to time, under the specific terms provided in the Equity Line Agreement, up to $40,000,000 (the “Commitment Amount”) of Company’s common shares;
WHEREAS, Nasdaq Listing Rule 5635(d) requires the Company to acquire shareholder approval prior to the issuance of common shares in a transaction other than a public offering where the number of shares issued could equal or exceed 20% of the Company’s outstanding shares of common shares immediately prior to such issuance, at a price that is less than the applicable Minimum Price (as defined in such rule); and
WHEREAS, the Company is seeking shareholder authorization per the requirements of Nasdaq Listing Rule 5635(d) to issue, from time to time and in such increments as management deems prudent, the maximum amount of shares available for issuance to Investor in accordance with the terms of the Equity Line Agreement (the “Proposed Issuances”).
NOW, THEREFORE, BE IT RESOLVED THAT:
1.	The undersigned hereby approves and authorizes, for purpose only of compliance with Nasdaq Listing Rule 5635(d), the Proposed Issuances.
2.
The undersigned acknowledges and agrees that this written consent constitutes shareholder approval needed only for purposes of compliance with Nasdaq Listing Rule 5635(d) in connection with the Proposed Issuances.

3.
Any officer or director of the Company is hereby authorized and directed, for and on behalf of the Company, to take such actions and execute and deliver such documents as may be necessary or appropriate to give effect to the foregoing resolutions.

[Signature Page to Follow]
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IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent as of the date set forth below.

Name of Shareholder:
Number of Shares Held:

Signature:

Name:
Title:
Date:

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